Exhibit 10(a)49













      AMENDED AND RESTATED NUCLEAR MANAGING BOARD AGREEMENT

                              AMONG

                      GEORGIA POWER COMPANY

                   OGLETHORPE POWER CORPORATION

             MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

                               AND

                     CITY OF DALTON, GEORGIA

                     DATED AS OF JULY 1, 1993
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                        TABLE OF CONTENTS



ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . .   4

     1.0   Definitions  . . . . . . . . . . . . . . . . . . .   4

     1.1   "Agency Functions" . . . . . . . . . . . . . . . .   4

     1.2   "Agreement"  . . . . . . . . . . . . . . . . . . .   5

     1.3   "Dalton" . . . . . . . . . . . . . . . . . . . . .   5

     1.4   "Each Plant" . . . . . . . . . . . . . . . . . . .   5

     1.5   "Fuel Budget"  . . . . . . . . . . . . . . . . . .   5

     1.6   "Fuel Plan"  . . . . . . . . . . . . . . . . . . .   5

     1.7   "Fuel Services"  . . . . . . . . . . . . . . . . .   5

     1.8   "Governmental Authority" . . . . . . . . . . . . .   6

     1.9   "GPC"  . . . . . . . . . . . . . . . . . . . . . .   6

     1.10  "Joint Committee Agreement"  . . . . . . . . . . .   6

     1.11  "Legal Requirements" . . . . . . . . . . . . . . .   6

     1.12  "Major Contract" . . . . . . . . . . . . . . . . .   7

     1.13  "MEAG" . . . . . . . . . . . . . . . . . . . . . .   8

     1.14  "New Investment Budget"  . . . . . . . . . . . . .   8

     1.15  "New Investment Services"  . . . . . . . . . . . .   8

     1.16  "NRC"  . . . . . . . . . . . . . . . . . . . . . .   9

     1.17  "Nuclear Interface Procedure"  . . . . . . . . . .   9

     1.18  "Nuclear Managing Board", "Managing Board" or

           "Board". . . . . . . . . . . . . . . . . . . . . .   9

     1.19  "Nuclear Operating Agreement"  . . . . . . . . . .   9

     1.20  "Nuclear Operating Services" . . . . . . . . . . .   9

     1.21  "Nuclear Services Agreement" . . . . . . . . . . .  10


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     1.22  "Nuclear Services Contractor"  . . . . . . . . . .  10

     1.23  "Nuclear Support Services" . . . . . . . . . . . .  10

     1.24  "OEMC" . . . . . . . . . . . . . . . . . . . . . .  10

     1.25  "Oglethorpe" . . . . . . . . . . . . . . . . . . .  10

     1.26  "Operating Agent"  . . . . . . . . . . . . . . . .  11

     1.27  "Operation and Maintenance Budget" . . . . . . . .  11

     1.28  "Operation and Maintenance Services" . . . . . . .  11

     1.29  "Participant" or "Participants"  . . . . . . . . .  12

     1.30  "Participants' Agent"  . . . . . . . . . . . . . .  12

     1.31  "Participation Agreements" . . . . . . . . . . . .  12

     1.32  "Plant Hatch"  . . . . . . . . . . . . . . . . . .  13

     1.33  "Plant Vogtle" . . . . . . . . . . . . . . . . . .  14

     1.34  "Prudent Utility Practice" . . . . . . . . . . . .  14

     1.35  "Requisite Owner Action" . . . . . . . . . . . . .  14

     1.36  "Services Plan"  . . . . . . . . . . . . . . . . .  15

     1.37  "Southern Electric System" . . . . . . . . . . . .  15

     1.38  "Southern Nuclear" . . . . . . . . . . . . . . . .  15

     1.39  "Southern Services"  . . . . . . . . . . . . . . .  16

     1.40  "Strategic Plan" . . . . . . . . . . . . . . . . .  16

     1.41  "The Southern Company" . . . . . . . . . . . . . .  16

     1.42  "Undivided Ownership Interest" . . . . . . . . . .  16



ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . .  16

     2.0   Nuclear Managing Board . . . . . . . . . . . . . .  16

     2.1   Establishment and Members of the Nuclear Managing

           Board. . . . . . . . . . . . . . . . . . . . . . .  16


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     2.2   Authority of the Board . . . . . . . . . . . . . .  17

     2.3   Functions of the Board . . . . . . . . . . . . . .  17

     2.4   Actions of the Board . . . . . . . . . . . . . . .  24

     2.5   Chairman of the Board  . . . . . . . . . . . . . .  24

     2.6   Duties of the Chairman of the Board  . . . . . . .  25

     2.7   Minutes of Meetings  . . . . . . . . . . . . . . .  27

     2.8   Expenses . . . . . . . . . . . . . . . . . . . . .  28

     2.9   Procedures . . . . . . . . . . . . . . . . . . . .  28

     2.10  Attendees at Meetings  . . . . . . . . . . . . . .  28

     2.11  Delegation of Authority  . . . . . . . . . . . . .  29

     2.12  Subcommittees  . . . . . . . . . . . . . . . . . .  29



ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . .  29

     3.0   Responsibilities of the Participants' Agent  . . .  29



ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . .  31

     4.0   Strategic Plans and Budgets  . . . . . . . . . . .  31

     4.1   Strategic Plans  . . . . . . . . . . . . . . . . .  32

     4.2   Fuel Plan  . . . . . . . . . . . . . . . . . . . .  36

     4.3   Operation and Maintenance Budget . . . . . . . . .  37

     4.4   New Investment Budget  . . . . . . . . . . . . . .  37

     4.5   Fuel Budget  . . . . . . . . . . . . . . . . . . .  38



ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . .  39

     5.0   Information and Access . . . . . . . . . . . . . .  39

     5.1   Information to Be Provided to the Participants . .  39


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     5.2   Access to Plant Hatch and Plant Vogtle . . . . . .  48

     5.3   Management Audits  . . . . . . . . . . . . . . . .  53

     5.4   Cost Audits  . . . . . . . . . . . . . . . . . . .  54

     5.5   Civil Penalties and Meetings . . . . . . . . . . .  55



ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . .  55

     6.0   Recovery of Costs  . . . . . . . . . . . . . . . .  55



ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . .  56

     7.0   Relation To Existing Agreements  . . . . . . . . .  56



ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . .  60

     8.0   Term, Termination, and Effective Date  . . . . . .  60



ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . .  61

     9.0   Miscellaneous  . . . . . . . . . . . . . . . . . .  61

     9.1   Required Approvals . . . . . . . . . . . . . . . .  61

     9.2   Further Assurances . . . . . . . . . . . . . . . .  61

     9.3   Governing Law  . . . . . . . . . . . . . . . . . .  61

     9.4   Notice . . . . . . . . . . . . . . . . . . . . . .  61

     9.5   Section Headings Not To Affect Meaning . . . . . .  63

     9.6   Time of Essence  . . . . . . . . . . . . . . . . .  63

     9.7   Amendments . . . . . . . . . . . . . . . . . . . .  63

     9.8   Successors and Assigns . . . . . . . . . . . . . .  63

     9.9   Counterparts . . . . . . . . . . . . . . . . . . .  63




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     9.10  Computation of Percentage Undivided Ownership

          Interest  . . . . . . . . . . . . . . . . . . . . .  63

     9.11  Several Agreements . . . . . . . . . . . . . . . .  64

     9.12  Confidentiality  . . . . . . . . . . . . . . . . .  64

     9.13  Effect on Joint Committee Agreement  . . . . . . .  65

     9.14  Arbitration  . . . . . . . . . . . . . . . . . . .  65

     9.15  Accounting Methodology . . . . . . . . . . . . . .  71



EXECUTIONS

      AMENDED AND RESTATED NUCLEAR MANAGING BOARD AGREEMENT
                               FOR
                   PLANT HATCH AND PLANT VOGTLE


     THIS AMENDED AND RESTATED NUCLEAR MANAGING BOARD AGREEMENT

FOR PLANT HATCH AND PLANT VOGTLE is made and entered into as of

July 1, 1993 among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia; OGLETHORPE

POWER CORPORATION, an electric membership corporation organized and existing under Title 46 of the Official Code of Georgia

Annotated; the MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public corporation and an instrumentality of the State of Georgia; and

the CITY OF DALTON, a municipal political subdivision of the

State of Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (hereinafter collectively called the "Participants" and individually sometimes called

"Participant").



                       W I T N E S S E T H:



     WHEREAS, the Participants have previously entered into the

Participation Agreements identified in Section 1.31 hereof

concerning Plant Hatch and Plant Vogtle pursuant to which

Oglethorpe, MEAG and Dalton have irrevocably appointed GPC as their agent in connection with the planning, licensing, design,

construction, acquisition, completion, management, control,

operation, maintenance, renewal, addition, replacement and

disposal for Plant Hatch and Plant Vogtle (hereinafter the

"Agency Functions"); and

     WHEREAS, the Participants have also previously entered into the Joint Committee Agreement, dated as of August 27, 1976, for the purpose of establishing a Joint Committee to coordinate steps taken to implement and administer the agreements identified in

Attachment A to the Joint Committee Agreement including, among others, the Participation Agreements; and



     WHEREAS, the Participants have also previously entered into the Nuclear Managing Board Agreement, dated as of November 12,

1990, which among other things established a Nuclear Managing

Board to coordinate the implementation and administration of the

Participation Agreements in lieu of the Joint Committee; and



     WHEREAS, GPC and Southern Nuclear, an affiliate of GPC, have entered into the Nuclear Services Agreement, dated as of October

31, 1991,  pursuant to which Southern Nuclear, as the Nuclear

Services Contractor, agreed to provide  Nuclear Support Services to GPC, which agreement was approved by the Nuclear Managing

Board on the conditions that (i) GPC acknowledge that its

contract with Southern Nuclear was a subcontract only and would not relieve GPC of any of its responsibilities to the

Participants; (ii) GPC would continue to be responsible for its

Agency Functions including, without limitation, the management,

control, operation and maintenance of Plant Hatch and Plant

Vogtle pursuant to the applicable Operating Licenses and

Participation Agreements and shall be responsible for the


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performance of the Nuclear Services Contractor; and (iii) the

Nuclear Services Contractor shall become obligated to comply with the applicable terms and conditions of the Nuclear Managing Board

Agreement; and



     WHEREAS, GPC has proposed, subject to all Legal

Requirements, to enter into the Nuclear Operating Agreement for

Plant Hatch and Plant Vogtle with Southern Nuclear, pursuant to which Southern Nuclear will become the Operating Agent and

responsible for the operation and maintenance and the

decommissioning of Plant Hatch and Plant Vogtle as the agent of

GPC at such time as the NRC has authorized Southern Nuclear to operate and maintain Each Plant.  Such proposal of GPC (a)

contemplates that at the time that Southern Nuclear becomes the

Operating Agent, the Nuclear Services Agreement will be

terminated and (b) is made on the conditions that (i) GPC

acknowledges that the Nuclear Operating Agreement is a

subcontract only and does not relieve GPC of any of its

responsibilities to the Participants; (ii) GPC shall continue to be responsible to the Participants for its Agency Functions,

including, without limitation, the operation and maintenance and the decommissioning of Plant Hatch and Plant Vogtle pursuant to the Participation Agreements and shall be responsible for the performance of the Operating Agent; and (iii) the Operating Agent

shall be obligated to comply with the applicable terms of this

Amended and Restated Nuclear Managing Board Agreement; and


                                3
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     WHEREAS, the other Participants are willing to accept the

foregoing proposal made by GPC upon the stated conditions

thereof; and



     WHEREAS, the Participants now desire to enter into the

Amended and Restated Nuclear Managing Board Agreement in order to implement the foregoing proposal of GPC upon the stated

conditions thereof and to provide that the Board shall have the authority to administer the Nuclear Operating Agreement in the manner hereinafter set forth.



     NOW THEREFORE, in consideration of the premises and the

mutual undertakings stated herein, the parties hereto intending to be legally bound do hereby agree as follows:



                            ARTICLE I

                           DEFINITIONS

     1.0   Definitions.  As used herein, the following terms and

phrases shall have, respectively, the following meanings:



     1.1   "Agency Functions" means the functions of the

Participants' Agent described in the first recital of this

Agreement.








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     1.2   "Agreement" shall mean the Amended and Restated

Nuclear Managing Board Agreement unless the text clearly

indicates otherwise.



     1.3   "Dalton" shall mean the City of Dalton, Georgia,

acting by and through its Board of Water, Light and Sinking Fund

Commissioners, and their respective successors and assignees.



     1.4   "Each Plant" shall mean and refer to, respectively,

Plant Hatch and Plant Vogtle individually; provided, that should activities concerning Plant Hatch or Plant Vogtle be undertaken with respect to one unit of such plant individually, the phrase

Each Plant means and refers to that unit and related common

facilities.



     1.5   "Fuel Budget" shall mean the budget described in

Section 4.5 hereof.



     1.6   "Fuel Plan" shall mean the plan described in Section

4.2 hereof.



     1.7   "Fuel Services" shall mean work related to supplying

and managing the nuclear fuel for Each Plant including, without limitation, planning, procurement, contract administration, fuel cycle design, fuel core and assembly design, fuel quality

assurance, nuclear materials management and all activities relating to procurement, conversion, enrichment, fabrication,

transportation, installation, monitoring, repairing, storage,

reprocessing and disposal of uranium, nuclear fuel, related

materials and waste products.



     1.8   "Governmental Authority" shall mean any local, state,

regional or federal legislative, regulatory, administrative,

legal, judicial, or executive agency, commission, department or other entity, and any person acting on behalf of any such entity.



     1.9   "GPC" shall mean Georgia Power Company, a corporation

organized and existing under the laws of the State of Georgia,

and its successors and assigns.



     1.10  "Joint Committee Agreement" shall mean the Joint

Committee Agreement among GPC, OEMC, MEAG and Dalton, dated as of

August 27, 1976, as amended.



     1.11  "Legal Requirements" shall mean all laws, codes,

ordinances, orders, judgments, decrees, injunctions, licenses,

rules, permits, approvals, written agreements, regulations and requirements of or issued by every Governmental Authority having jurisdiction over the matter in question, whether federal,

regional, state or local, which may be applicable to the

Operating Agent or any of the Participants, or to Plant Hatch or

to Plant Vogtle or any of the real or personal property

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comprising Plant Hatch or Plant Vogtle, or to Nuclear Operating

Services, or to Nuclear Support Services, or the use, occupancy,

possession, operation, maintenance, construction,

decommissioning, acquisition, installation, alteration,

replacement, reconstruction or disposal of Each Plant or any part thereof.



     1.12  "Major Contract" shall mean (i) any contract for the procurement of a firm supply (excluding any options) of natural or enriched uranium (U3O8 or UF6) from foreign or domestic sources over a term of greater than five years and in an aggregate amount of greater than $50 million, (ii) any contract for the

procurement from domestic or foreign sources of uranium

enrichment services or fuel fabrication services (which may or may not include fuel core design services) over a term of greater than five years and in an aggregate amount of greater than $50 million, (iii) any contract for the procurement of major items of equipment (e.g., steam generators or reactor coolant pumps) in an amount of greater than $30 million for any single item of

equipment, (iv) any contract for the procurement of outage

services over a term of greater than five years and in an

aggregate amount of greater than $50 million, or (v) any contract which will require the expenditure by Southern Nuclear (including any charges associated with a termination of such contract by

Southern Nuclear without cause) in an amount of $50 million in any one year or an aggregate amount of $100 million; provided,

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however, that if any contract permits the Operating Agent to cancel such contract on less than one year's advance notice, and the Operating Agent is not obligated to pay a fee or charge for the exercise of such cancellation alone, then the term of such contract for purposes of determining whether such contract is a

Major Contract shall be the minimum term which could result if the Operating Agent were to exercise such cancellation right.



     1.13  "MEAG" shall mean the Municipal Electric Authority of

Georgia, a public corporation and an instrumentality of the State of Georgia, and its successors and assigns.



     1.14  "New Investment Budget" shall mean the budget

described in Section 4.4 hereof.



     1.15  "New Investment Services" shall mean work undertaken with respect to Each Plant that relates to the planning, design,

licensing, acquisition, construction, completion, renewal,

improvement, addition, replacement, repair, retirement,

enlargement or modification of any Unit of Property as described in the Retirement Unit Manual of the Southern Electric System,

including any amendments thereof as may from time to time be appropriate or necessary to comply with Legal Requirements, under circumstances where expenditures for such work are to be

capitalized in accordance with the Electric Plant Instructions of the Uniform System of Accounts prescribed for Class A and B

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Public Utilities and Licensees by the Federal Energy Regulatory

Commission.



     1.16  "NRC" shall mean the United States Nuclear Regulatory

Commission or any successor agency authorized to regulate and license utilization facilities pursuant to the Atomic Energy Act of 1954 as amended.



     1.17  "Nuclear Interface Procedure" shall have the meaning assigned in Section 2.6 of the Nuclear Operating Agreement.



     1.18  "Nuclear Managing Board", "Managing Board" or "Board"

shall mean the board established pursuant to Section 2.1 of this

Agreement.



     1.19  "Nuclear Operating Agreement" shall mean that certain

Nuclear Operating Agreement Between Georgia Power Company and

Southern Nuclear Operating Company, Inc., dated as of the date hereof, for the procurement of Nuclear Operating Services for the operation and maintenance of Plant Hatch and Plant Vogtle as it may be amended from time to time.



     1.20  "Nuclear Operating Services" shall mean New Investment

Services, Fuel Services, and Operation and Maintenance Services

with respect to Each Plant.

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     1.21  "Nuclear Services Agreement" shall mean that certain

Nuclear Services Agreement Between Southern Nuclear Operating

Company, Inc. and Georgia Power Company, dated as of October 31,

1991, for the procurement of Nuclear Support Services in support of the operation and maintenance of Plant Hatch and Plant Vogtle which agreement shall be terminated on the effective date of the

Nuclear Operating Agreement in accordance with Section 9.2 of the

Nuclear Operating Agreement.



     1.22  "Nuclear Services Contractor" shall mean the entity

who shall provide Nuclear Support Services pursuant to the

Nuclear Services Agreement.



     1.23  "Nuclear Support Services" shall mean those services to be performed by the Nuclear Services Contractor for the

Operating Agent in accordance with the Nuclear Services

Agreement.  Nuclear Support Services shall not include any

activity which is required by the NRC operating licenses to be performed directly by the licensee.



     1.24  "OEMC" shall mean the Oglethorpe Electric Membership

Corporation, now known as Oglethorpe Power Corporation.



     1.25  "Oglethorpe" shall mean Oglethorpe Power Corporation

(An Electric Membership Generation & Transmission Corporation),

an electric membership corporation organized and existing under

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Title 46 of the Official Code of Georgia Annotated, and its

successors or assigns.



     1.26  "Operating Agent" shall mean the entity licensed by

the NRC to operate and maintain Plant Hatch and Plant Vogtle.



     1.27  "Operation and Maintenance Budget" shall mean the

budget described in Section 4.3 hereof.



     1.28  "Operation and Maintenance Services" shall mean work for the Participants relating to the possession, management,

control, start up, operation, availability, production of energy,

maintenance, modification, shutdown, retirements, and

decommissioning, including, but not limited to, any planning,

design, engineering, labor, procurement of materials and

supplies, materials management, quality assurance, training,

security, environmental protection, and handling of any source material, special nuclear material or by-product material

together with maintaining or obtaining licenses and regulatory approvals related thereto, governmental affairs or regulatory relationships, and all other activity that is not included in or performed as New Investment Services or Fuel Services, but which is required for the operation and maintenance of Each Plant or that may be required to comply with Legal Requirements.






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     1.29  "Participant" or "Participants" shall mean any, some or all of the owners, each of which, as of the effective date of this Agreement, owns an Undivided Ownership Interest in Plant

Hatch and Plant Vogtle in the following proportions:





     Participant         Plant Hatch         Plant Vogtle

     GPC                    50.1%               45.7%

     Oglethorpe             30.0%               30.0%

     MEAG                   17.7%               22.7%

     Dalton                  2.2%                1.6%



     1.30  "Participants' Agent" shall mean GPC acting on its own behalf and as agent for the other Participants in accordance with the Participation Agreements or any successor to that role

appointed pursuant to the applicable Participation Agreements.



     1.31  "Participation Agreements" shall mean the following

construction, purchase and ownership, and operating contracts concerning Plant Hatch and Plant Vogtle:



           The Edwin I. Hatch Nuclear Plant Purchase and
     Ownership Participation Agreement between GPC and OEMC, dated as of January 6, 1975, as heretofore or hereafter amended;

           The Edwin I. Hatch Nuclear Plant Agreement of
     Construction between GPC and MEAG, dated as of August 27, 1976, as heretofore or hereafter amended;



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






           The Edwin I. Hatch Nuclear Plant Purchase and
     Ownership Participation Agreement between GPC and MEAG, dated August 27, 1976;

           The Edwin I. Hatch Nuclear Plant Purchase and
     Ownership Participation Agreement, dated as of August 27,
     1976, between GPC and Dalton, as heretofore or hereafter amended;

           The Edwin I. Hatch Nuclear Plant Agreement of
     Construction, dated as of August 27, 1976, between GPC and Dalton, as heretofore or hereafter amended;

           The Alvin W. Vogtle Nuclear Units Numbers One and Two
     Purchase and Ownership Participation Agreement among GPC,
     OEMC, MEAG and Dalton, dated as of August 27, 1976, as heretofore or hereafter amended;

           The Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase, Amendment, Assignment and Assumption Agreement between GPC and MEAG, dated as of November 16, 1983, as amended by Amendment Number One thereto dated as of April 9, 1985 as heretofore or hereafter amended;

           The Edwin I. Hatch Nuclear Plant Operating Agreement between GPC and OEMC, dated as of January 6, 1975, as heretofore or hereafter amended;

           The Edwin I. Hatch Nuclear Plant Operating Agreement between GPC and Dalton, dated as of August 27, 1976, as heretofore or hereafter amended;

           The Edwin I. Hatch Nuclear Plant Operating Agreement between GPC and MEAG, dated as of August 27, 1976, as heretofore or hereafter amended; and

           The Alvin W. Vogtle Nuclear Units Numbers One and Two
     Operating Agreement, dated as of August 27, 1976, among GPC,
     OEMC, MEAG and Dalton as heretofore or hereafter amended.


     1.32  "Plant Hatch" shall mean the Edwin I. Hatch Nuclear

Plant, Units 1 and 2, as described more fully in paragraph one and Exhibits B1 and B2 of that certain Edwin I. Hatch Nuclear

Plant Purchase and Ownership Participation Agreement between

Oglethorpe and GPC dated as of January 6, 1975.


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






     1.33  "Plant Vogtle" shall mean the Alvin W. Vogtle Nuclear

Plant, Units 1 and 2, as described more fully in paragraph one and Exhibits A1 and A2 of that certain Alvin W. Vogtle Nuclear

Units One and Two Purchase and Ownership Agreement, dated as of

August 27, 1976, as amended, including any descriptions forwarded to the Participants pursuant to Section 4(g) of that agreement.



     1.34  "Prudent Utility Practice" shall mean at a particular time any of the practices, methods and acts engaged in or

approved by a significant portion of the electric utility

industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices,

reliability, safety and expedition.  "Prudent Utility Practice"

is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for,

among other things, manufacturers' warranties and the

requirements of governmental agencies of competent jurisdiction.



     1.35  "Requisite Owner Action" shall mean the written

approval or disapproval, as the case may be, by those

Participants which collectively own Undivided Ownership Interests in the aggregate proportion of not less than eighty-five percent


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(except as otherwise provided in Section 9.10 hereof), which written approval or disapproval may be signified by the

signatures of the members of the Nuclear Managing Board who

represent such Participants and are not precluded in

participating or taking action pursuant to Section 9.10 hereof to any resolution or motion acted upon by the Board pursuant to

Section 2, or by approval of the minutes of any Board meeting.

The failure to obtain any approval by Requisite Owner Action in any instance where such approval is required by the terms of this

Agreement shall constitute disapproval.



     1.36  "Services Plan" shall have the meaning assigned in

Section 2.6 of the Nuclear Operating Agreement.



     1.37  "Southern Electric System" shall mean the electric

utility operating company subsidiaries of The Southern Company and Southern Services, collectively.



     1.38  "Southern Nuclear" shall mean Southern Nuclear

Operating Company, Inc., a corporation, organized and existing under the laws of the State of Delaware, and its successors and assigns.










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






     1.39  "Southern Services" shall mean Southern Company

Services, Inc., a corporation organized and existing under the laws of the State of Alabama, and its successors and assigns.



     1.40  "Strategic Plan" shall mean the plan containing the

information described in Section 4.1 hereof.



     1.41  "The Southern Company" shall mean The Southern

Company, a corporation organized and existing under the laws of the State of Delaware, the subsidiaries of which include, but are not limited to, GPC, Southern Nuclear and Southern Services.



     1.42  "Undivided Ownership Interest" shall mean the interest each Participant owns as a tenant in common with the other

Participants in Each Plant.



                            ARTICLE II



     2.0   Nuclear Managing Board.



     2.1   Establishment and Members of the Nuclear Managing

Board.  There has been established a Nuclear Managing Board,

which consists of a member and an alternate designated by each

Participant.  As of the effective date of this Agreement, the

Board shall have the authorities, powers, and functions

hereinafter provided. Each Participant having given written notice of its designated member and alternate to all other

Participants, each Participant may change its designated member or alternate effective upon delivery of written notice of such change to the other Participants.



     Each member of the Board shall be authorized to represent

the Participant which appointed him or her and shall have the authority to obligate such Participant as hereinafter provided or as may otherwise be granted by such Participant in writing, a copy of which writing shall be furnished to all other members of the Board.  In the event any member of the Board is unable to attend any meeting of the Board, the designated alternate for such member shall have the full power and authority of such

member to act for and obligate the Participant which such member represents.



     2.2   Authority of the Board.  The Nuclear Managing Board

shall have all authority and power necessary to perform the

functions delegated to it by Section 2.3 hereof and any other authority explicitly delegated to it by this Agreement.  Such authority shall be exercised by the Board in the manner as

hereinafter provided in this Agreement.



     2.3   Functions of the Board.  The Nuclear Managing Board

shall perform the following functions:

           2.3.1    Implement and administer the Participation

                    Agreements in accordance with the terms of

                    such agreements, respectively.



           2.3.2    Administer the previously approved Nuclear

                    Services Agreement and administer the Nuclear

                    Operating Agreement, which the Managing Board

                    has approved.  Approve by Requisite Owner

                    Action i) any amendment of either of such

                    agreements and any other contract between the

                    Participants' Agent and Southern Nuclear

                    whereby Southern Nuclear performs Nuclear

                    Operating Services for and on behalf of the

                    Participants' Agent and all changes to any

                    such contract, and ii) a consent by the

                    Participants' Agent to any assignment made

                    pursuant to Section 11.3 of the Nuclear

                    Operating Agreement; provided that approval

                    of any of the foregoing which is necessary to

                    comply with Legal Requirements shall not be

                    unreasonably withheld.



           2.3.3    Review and provide input to the Operating

                    Agent prior to execution of (and the

                    Participants may audit from time to time

                    pursuant to Section 5.4 hereof) any of the following agreements and any amendments thereof, provided that the Operating Agent

                    shall have full authority to execute such

                    agreements or amendments in its sole

                    discretion after giving consideration to any

                    comments of the Managing Board or any member

                    thereof:



                    1)   All Services Plans between Southern

                         Nuclear and the Participants' Agent;



                    2)   Except as to any agreement for which

                         Managing Board approval is required

                         hereunder, any agreement between

                         Southern Nuclear and any entity with

                         which it is affiliated (as defined by

                         the Public Utility Holding Company Act

                         of 1935, as amended, or regulations

                         promulgated thereunder) entered into

                         after the effective date of the Nuclear

                         Operating Agreement.  Southern Nuclear

                         shall give timely notice to each

                         Participant of the initiation of any

                         proceeding before the U. S. Securities

                         and Exchange Commission for the purpose

                         of reviewing amendments to existing
                         contracts or any new contract between

                         Southern Nuclear and any of its

                         affiliates and shall not contest the

                         standing of any Participant to intervene

                         in any such proceeding.



           2.3.4    Approve by Requisite Owner Action the

                    following actions or functions of the

                    Operating Agent.



                    1)   The execution after the effective date

                         of the Nuclear Operating Agreement of

                         any Major Contract; provided, however,

                         that if approval by Requisite Owner

                         Action is not obtained after any such

                         Major Contract has been submitted to the

                         Nuclear Managing Board, then any

                         Participant may request that such Major

                         Contract be submitted to the chief

                         executive officers (CEOs) of the

                         Participants for resolution by Requisite

                         Owner Action.



                    2)   The taking of any action by the

                         Operating Agent with respect to the

                         sale, lease or disposal of any real or
                         personal property owned individually or

                         jointly by any or all of the

                         Participants; provided, however, that

                         Board approval shall not be required

                         before the Operating Agent takes any

                         action to replace any facilities,

                         equipment or materials with facilities,

                         equipment or materials, as the case may

                         be, of like kind and of value at least

                         equal to that of the replaced

                         facilities, equipment or materials; and

                         provided further that this Section

                         2.3.4(2) shall not apply to actions

                         taken pursuant to (a) NRC regulations

                         respecting decommissioning (i.e., 10

                         C.F.R. Sections 50.75 or 50.82, or any

                         successor regulations thereto), or (b) a

                         decision to retire either or both units

                         of Each Plant made in accordance with

                         the Participation Agreements.  Nothing

                         in this Section 2.3.4(2) shall be

                         construed as an authorization by the

                         Managing Board for the Operating Agent

                         to take any action inconsistent with

                         plans and budgets adopted in accordance

                         with Article IV hereof.

           2.3.5    Conduct or undertake such studies,

                    investigations or audits which the Board

                    determines are appropriate or useful in

                    carrying out its responsibilities or

                    functions.  The Board may employ independent

                    consultants or utilize the personnel or other

                    resources of any Participant for such

                    studies, investigations or audits.  The costs

                    of such studies, investigations or audits

                    allocable to Each Plant shall be borne by the

                    Participants in the proportion of their

                    respective ownership shares of such plant.



           2.3.6    Review and approve, disapprove or revise and

                    approve the Strategic Plan, the Fuel Plan,

                    the Operation and Maintenance Budget, the New

                    Investment Budget and the Fuel Budget to be

                    submitted annually by the Operating Agent,

                    all pursuant to Sections 4.0 through 4.5

                    hereof.



           2.3.7    Perform those functions described in Sections

                    4.0, 4.1, 4.3, 4.4, 4.5, 5.1, 5.2, 9.14, and

                    9.15 hereof.

           2.3.8    Approve any change from the existing plant

                    basis of allocation of costs in the Southern

                    Nuclear Cost Allocation Manual by Requisite

                    Owner Action; provided, however, that

                    approval of changes caused by Legal

                    Requirements shall not be unreasonably

                    withheld.



           2.3.9    Approve the decommissioning plan for Each

                    Plant, filed by the Operating Agent with the

                    NRC, pursuant to 10 C.F.R. Section 50.75(f) or 10

                    C.F.R. Section 50.82, or any successor NRC

                    regulation or pursuant to any other Legal

                    Requirements, by Requisite Owner Action;

                    provided, however, that approval of a

                    decommissioning plan that meets Legal

                    Requirements shall not be unreasonably

                    withheld.



          2.3.10    Approve by Requisite Owner Action the Nuclear

                    Interface Procedure whereby GPC or any other

                    affiliate of Southern Nuclear will provide

                    support services as shall be described in

                    written Services Plans, which shall be

                    subject to Board review and input pursuant to

                    Section 2.3.3 hereof.

          2.3.11    Perform such other functions as the

                    Participants may in writing delegate to the

                    Board.



     2.4   Actions of the Board.  In performing the functions

described in Section 2.3 hereof, the Nuclear Managing Board shall act by unanimous vote of all members not ineligible to

participate in any action pursuant to Section 9.10 hereof except as otherwise provided (i) in Sections 2.3.2, 2.3.3, 2.3.4, 2.3.8,

2.3.9, 2.3.10, 4.0, 4.1, 4.3, 4.4 and 4.5 hereof or (ii) by any of the Participation Agreements, or (iii) any other written

agreements as may hereinafter be entered into by all of the

Participants.



     2.5   Chairman of the Board.  So long as GPC is the

Operating Agent, the member of the Nuclear Managing Board

representing GPC shall be the Chairman of the Board.  In the event GPC is not the Operating Agent, then the Chairman of the

Board shall be a member of the Board elected by a majority of the members of the Board for a term of twelve consecutive months.  On the expiration of such term, the succeeding Chairman of the Board shall be a member of the Board elected by a majority vote of the members of the Board.  There shall be no restriction upon the number of terms to which any member of the Board may be elected to serve as Chairman; provided that no member or no member and his or her predecessor representing a single Participant shall be eligible for election as Chairman for more than two successive terms without the consent of all members of the Board.





     2.6   Duties of the Chairman of the Board.  The Chairman of

the Nuclear Managing Board shall have the following duties:



           2.6.1    Schedule meetings of the Board at such time

                    and place as the Chairman may determine but

                    not less frequently than once every two

                    months unless all members of the Board shall

                    otherwise agree.  With the consent of all

                    members, any meeting of the Board may be

                    conducted by telephone conference and any

                    members of the Board may participate in any

                    meeting by telephone.



           2.6.2    Provide notice to all other members of the

                    Board of each scheduled Board meeting thirty

                    days in advance of such meeting except in

                    emergencies or unless all members consent to

                    any shorter notice.



           2.6.3    Provide all other members of the Board with a

                    copy of each resolution or motion which the

                    Chairman or any other member proposes to submit to the Board for action at any meeting of the Board at least five business days

                    prior to such meeting, provided such time

                    requirement may be waived by the unanimous

                    vote of all Board members at such meeting.



           2.6.4    Preside at each Board meeting and conduct all

                    Board meetings in accordance with the

                    procedures and rules established in

                    accordance with Section 2.9 hereof.



           2.6.5    Establish the agenda for each Board meeting,

                    including such items or matters as the

                    Chairman shall deem appropriate or as may be

                    requested by any other member of the Board.



           2.6.6    Notify all members of the Board of the agenda

                    for each meeting as much in advance of such

                    meeting as may be possible, but in any event

                    not less than five business days before such

                    meeting.



           2.6.7    Appoint a secretary for the Board who shall

                    (i) prepare a draft of the minutes of each

                    Board meeting and deliver or mail a copy of

                    such draft minutes to each member of the

                    Board within five business days after the

                    close of each meeting of Board and (ii) take

                    custody of and maintain the records of all

                    Board meetings.



     2.7   Minutes of Meetings.  The minutes of each Board

meeting shall record the following:



           2.7.1    The date, time and place of the meeting;



           2.7.2    The agenda of the meeting and the items or

                    matters discussed;



           2.7.3    The resolutions and motions approved, actions

                    approved, agreements reached and decisions

                    made by the Board, including the votes of the

                    members of the Board on each of such

                    resolutions, motions, actions, agreements and

                    decisions;



           2.7.4    The date, time and place of the next meeting

                    of the Board to be scheduled.



Provided, (1) the minutes of any meeting of the Board shall not include any position advanced by any member on any matter which was not adopted by the Board at such meeting for any reason, and

(2) any written resolution or motion respecting a budget or

Strategic Plan submitted to and approved by the Board shall be immediately effective and binding upon the Participants when the requisite number of members have affixed their signatures to such resolution or motion.  At the next succeeding regular meeting at which each Participant is represented, the members of the Board in attendance shall consider the minutes of the preceding regular or called meeting and if they are found in order, shall signify approval of the minutes by affixing their signatures to same.



     2.8   Expenses.  Each Participant shall be responsible for

the personal expenses of its member and alternate of the Nuclear

Managing Board at any Board meeting.  General meeting expenses shall be the responsibility of the Participant whose member is serving as Chairman at the time the meeting is held.  All other expenses necessary in the performance of the Board functions shall be allocated and paid as determined by the Board.



     2.9   Procedures.  The Nuclear Managing Board shall develop

and adopt and from time to time modify manuals or procedures as may be appropriate for the conduct of its meetings and the

performance of its functions.



     2.10  Attendees at Meetings.  Attendance at meetings of the

Nuclear Managing Board shall not be limited to members of the

Board, but the Participants recognize the practical necessity of limiting the participation of attendees at any Board meeting who are not members to those who are expected to take an active part on the agenda for such meeting.  Subject to Legal Requirements,

the Chairman, on his own motion or at the request of any member may conduct any portion of any meeting in executive session at which attendance may be restricted to members or their respective alternates and persons invited by the Chairman.



     2.11  Delegation of Authority.  The Nuclear Managing Board

shall not delegate its authority to others.



     2.12  Subcommittees.  The Nuclear Managing Board shall have the authority to appoint and charge subcommittees to study and make recommendations on any subject.  The purpose, charge and duty of each subcommittee so appointed shall not exist for more than one year unless reappointed by the Board.



                           ARTICLE III



     3.0   Responsibilities of the Participants' Agent.  GPC

shall continue to be the Participants' Agent and responsible for its Agency Functions under the Participation Agreements for so long as they shall remain in effect or until GPC has been removed as the Participants' Agent pursuant to the terms of such

agreements.

     Additionally, until the Nuclear Operating Agreement shall

become effective, GPC shall continue to be the Operating Agent of

Each Plant and in that capacity shall be obligated to operate and maintain Each Plant in accordance with the Participation

Agreements and all Legal Requirements and shall comply with the terms hereof, and shall be responsible for the performance of the

Nuclear Services Contractor.



     At such time as the Nuclear Operating Agreement shall become effective, GPC (i) shall cease to be and Southern Nuclear shall become the Operating Agent of Each Plant, but GPC shall continue to be the Participants' Agent, and (ii) shall become responsible for the performance of Southern Nuclear as the Operating Agent of

Each Plant in accordance with this Agreement and the

Participation Agreements and all Legal Requirements.



     Upon request from any member of the Board, the Participants'

Agent shall advise the Board if additional amounts or scope of coverage of nuclear decontamination and property damage insurance are available to an individual Participant beyond that obtained by the Participants' Agent for Each Plant pursuant to the

Participation Agreements; and, at the request of any

Participant's member of the Board, the Participants' Agent shall obtain such additional amount or greater scope of coverage for such Participant as may be requested and available; provided that any increase in cost, including without limitation premiums or retrospective premium calls, arising from such additional amount or greater scope of coverage shall be for the account of such

Participant.



                            ARTICLE IV

                        PLANS AND BUDGETS



     4.0   Strategic Plans and Budgets.  By February 1 of each

year, each Participant may provide to the Operating Agent input to be used in the formulation of the subsequent year's Strategic

Plan and budgets.  Strategic Plans, Fuel Plans and budgets shall be prepared and shall be submitted by the Operating Agent to the

Nuclear Managing Board as provided in Sections 4.1 through 4.5 below.  Plans and budgets shall conform to the requirements and guidelines stated in Appendix "A" attached hereto and made a part hereof and any revisions of such appendix as may be approved by the Board.  Within 30 days after submittal, each Strategic Plan,

Fuel Plan, Operation and Maintenance Budget, New Investment

Budget, and Fuel Budget shall be approved, or revised and

approved, by Requisite Owner Action or disapproved by the Board.

In the event that the Board disapproves any plan or budget

(except when such disapproval is by Requisite Owner Action)

within thirty days after submittal, then the item(s) in dispute respecting any plan or budget shall be submitted to the chief executive officers (CEOs) of the Participants for resolution.  A

Review Group may be appointed by the Board to review all sides of the items in dispute and make a presentation to the CEOs concerning various viewpoints and aspects of such items in

dispute.  If the CEOs are unable to resolve any item in dispute by Requisite Owner Action within thirty days after submittal to the CEOs, then such unresolved item in dispute shall be resolved by the Participants' Agent in a manner consistent with Prudent

Utility Practice and all other elements of such plan or budget shall be deemed approved by the Board and binding on the

Participants.



     4.1   Strategic Plans.  A Strategic Plan for Each Plant

consisting of six elements described in Sections 4.1.1 through

4.1.6 shall be submitted by the Operating Agent to the Nuclear

Managing Board by May 15 of each year.  The Board may, by

Requisite Owner Action, separately approve or disapprove

individual projects which are classified as planned improvement projects pursuant to Section 4.1.4 below, but shall otherwise approve or disapprove each Strategic Plan in its entirety.  In the event the Board shall by Requisite Owner Action disapprove any Strategic Plan in its entirety, the Operating Agent shall as promptly as possible, submit a revised Strategic Plan to the

Board for approval or disapproval.  In the event the Board shall by Requisite Owner Action disapprove separately one or more

planned improvement projects of any Strategic Plan, the Operating

Agent may submit to the Board for approval or disapproval a

revision of such Strategic Plan with adjustments in any other element that may be affected by the deletion of such disapproved planned improvement projects.  The six elements of each Strategic

Plan are described in the following Sections 4.1.1 through 4.1.6.





               4.1.1     Five-year Operating and Planned Outage

                         Schedule.  This schedule shall identify

                         the scheduled operating cycles and

                         planned outages for refueling,

                         maintenance and other work during the

                         succeeding five years.  The schedule

                         shall describe in reasonable detail the

                         time and duration of each planned outage

                         and the maintenance and other work

                         planned to be performed during such

                         outage.



               4.1.2     Availability and Performance Goals.

                         This section shall contain overall

                         performance goals which have been

                         established for Each Plant, including,

                         without limitation, goals relating to

                         unit availability.



               4.1.3     Planned Mandatory Projects.  A mandatory

                         project is any project with a total
                         estimated cost in excess of one million

                         dollars or such greater amount as the

                         Board may establish, including any

                         modification, addition or program, which

                         is needed in order to support normal

                         operations (including, without

                         limitation, facilities for spent fuel

                         storage) in accordance with Prudent

                         Utility Practice or in order to comply

                         with regulatory or safety requirements.

                         The associated schedule and estimated

                         annual funding requirements shall be

                         included.



               4.1.4     Planned Improvement Projects.  An

                         improvement project is any project with

                         a total estimated cost in excess of one

                         million dollars or such greater amount

                         as the Board may establish, including

                         any modification, addition, or program,

                         which is not mandatory as defined in

                         Section 4.1.3 hereof.  Examples of such

                         projects include efforts to improve

                         plant performance or conditions such as

                         improved plant capacity or efficiency,

                         enhanced working conditions, and
                         appearance.  The associated schedule and

                         estimated annual funding requirements

                         shall be included.



               4.1.5     Authorized Level of Staffing.  This

                         section shall provide the current

                         authorized number of permanent staff

                         positions in the organizations of the

                         Operating Agent and of the Nuclear

                         Services Contractor which are assigned

                         to Each Plant.  Such number of positions

                         shall be broken down by functional areas

                         (e.g., operations, maintenance,

                         administrative, technical, corporate

                         support), shall include positions which

                         are located either on-site or off-site,

                         and shall include all positions

                         regardless of the actual employer.  This

                         section shall also show any planned

                         changes in such authorized number of

                         positions over the succeeding five

                         years.



               4.1.6     Low Level Radioactive Waste Disposal.

                         This section shall provide information

                         respecting plans for disposal or
                         reduction, or both, of low level

                         radioactive wastes generated at Each

                         Plant, including any plans for onsite

                         disposal.



     4.2   Fuel Plan.  A ten year Fuel Plan for Plant Hatch and

Plant Vogtle shall be submitted to the Nuclear Managing Board by

September 15 of each year.  Each Fuel Plan shall describe in reasonable detail each action or contemplated action and payment and the dates thereof, core usage and design burn up, estimated fueling dates and the energy expected to be generated by each unit for each fuel period of the Fuel Plan, a cash flow analysis of forecasted expenditures and credits for each Participant for each major component of the fuel cycle by years, and cash flow by months for the first five years.  Each Fuel Plan will also

provide the following information with respect to the spent fuel at Each Plant: the existing spent fuel storage capacity; the current spent fuel inventory; the projected date when the spent fuel storage capacity will be fully utilized; the projected dates when shipments of spent fuel for disposal will commence; and the projected date when additional spent fuel storage capacity may have to be provided.



     4.3   Operation and Maintenance Budget.  By August 15 of

each year, the Operating Agent shall submit to the Nuclear

Managing Board a written Operation and Maintenance Budget estimate of the costs of Operation and Maintenance Services for

Each Plant for the next calendar year, with a forecast of budget requirements for the succeeding four calendar years.  Such budget estimate and forecast shall be based on the Strategic Plan unless the Operating Agent determines that deviations from the Strategic

Plan are appropriate, in which case, the Operating Agent shall identify such deviations to the Managing Board.  The Board may,

by Requisite Owner Action, approve or disapprove each budget in its entirety.  In the event the Board shall by Requisite Owner

Action disapprove an entire budget, the Operating Agent shall as promptly as possible, submit a revised budget to the Board for approval or disapproval.  Each budget shall be supported by

detail reasonably adequate for the purpose of review by the

Board.



     4.4   New Investment Budget.  By August 15 of each year, the

Operating Agent shall submit to the Nuclear Managing Board a written New Investment Budget estimate of the cost of New

Investment Services for Each Plant for the next calendar year,

with a forecast of budget requirements for the succeeding four calendar years.  Such budget estimate and forecast shall be based on the Strategic Plan unless the Operating Agent determines that deviations from the Strategic Plan are appropriate, in which case, the Operating Agent shall identify such deviations to the

Managing Board.  The Board may, by Requisite Owner Action,

approve or disapprove each budget in its entirety. In the event the Board shall by Requisite Owner Action disapprove an entire budget, the Operating Agent shall as promptly as possible, submit a revised budget to the Board for approval or disapproval.  Each budget shall be supported by detail reasonably adequate for the purpose of review by the Board.



     4.5   Fuel Budget.  By August 15 of each year, the Operating

Agent shall submit to the Nuclear Managing Board a written Fuel

Budget estimate of the costs of Fuel Services for Each Plant for the next calendar year, with a forecast of budget requirements for the succeeding four calendar years.  The Board may, by

Requisite Owner Action, approve or disapprove each budget in its entirety.  In the event the Board shall by Requisite Owner Action disapprove an entire budget, the Operating Agent shall as

promptly as possible, submit a revised budget to the Board for approval or disapproval.  Each budget shall be supported by

detail reasonably adequate for the purpose of review by the

Board.

                            ARTICLE V

                           INFORMATION



     5.0   Information and Access.  The Participants' Agent shall

furnish or cause to be furnished information, access to

information and access to Plant Hatch and Plant Vogtle and the offices of the Operating Agent and the Nuclear Services

Contractor as follows:



     5.1   Information to Be Provided to the Participants.  Three

categories of information, i.e., Formal Routine, Formal

Non-routine, and Informal, shall be provided to each member of the Nuclear Managing Board or to the Participants in the manner indicated below:



          5.1.1     Formal Routine Information.  In addition to

                    the Strategic Plan and budget information

                    provided routinely pursuant to Article IV,

                    information in this category includes:



                    1)   Energy Estimate - By August 15 of each

                         year, the Participants' Agent will

                         furnish a written energy estimate for

                         Each Plant projecting the estimated

                         generation for each unit during the
                         succeeding five calendar years, using

                         the best available data at the time.



                    2)   Plant Performance Data - At the time of

                         submittal of each Strategic Plan, the

                         Operating Agent will also furnish a

                         comparison of the performance of Each

                         Plant relative to other plants using

                         performance indicators, including,

                         without limitation, the unit cost of

                         generation, in common use in the nuclear

                         industry or as may be specified by the

                         Nuclear Managing Board.



                    3)   Plant Budget Reports - The Operating

                         Agent will furnish monthly data showing

                         actual costs for Operation and

                         Maintenance Services, New Investment

                         Services, and Fuel Services with

                         comparisons to the respective budgets

                         for such services.  This report will

                         normally be provided by the end of the

                         succeeding month.



                    4)   Plant Specific Strategic Plan Reports

                         At least bimonthly, the Operating Agent
                         will furnish data showing actual

                         performance for each unit at Each Plant

                         compared to goals contained in the

                         Strategic Plan for Each Plant.



                    5)   INPO Evaluations and Assessments - The

                         Operating Agent will make available for

                         review by the representatives of each

                         Participant copies of evaluations and

                         assessments of Each Plant by the

                         Institute of Nuclear Power Operations

                         ("INPO").



                    6)   NRC and INPO Meetings - Each member of

                         the Board will be notified by the

                         Operating Agent and appropriate

                         representatives of each Participant may

                         attend executive exit meetings of INPO

                         and the NRC as observers.  Attendance by

                         Participant representatives as observers

                         at other NRC & INPO meetings with the

                         Operating Agent will be permitted unless

                         (i) such attendance is contrary to the

                         policies of NRC or INPO, or (ii) the

                         management of the Operating Agent

                         requests that Participant
                         representatives not attend in which

                         event any Participant may invoke the

                         procedures specified in Section 5.2.3

                         hereof.



                    7)   Audit Reports - The Operating Agent will

                         make available for review by the

                         Participants copies of financial or

                         accounting reports concerning Each Plant

                         containing the results of audits by or

                         for GPC, Southern Nuclear, Southern

                         Services or any affiliate of The

                         Southern Company, for any Participant or

                         its affiliates, or by any regulatory

                         agency.



                    8)   Correspondence to and from NRC - The

                         Operating Agent shall furnish to any

                         member of the Board at his or her

                         request copies of all correspondence to

                         and from the NRC concerning Plant Hatch

                         or Plant Vogtle.



                    9)   Meetings with the Board - In order to

                         assure that the members of the Board are

                         informed as to the status of operations
                         at Each Plant, an officer of the

                         Operating Agent, together with any

                         employees or consultants of the

                         Operating Agent as such officer may

                         designate, shall attend each meeting of

                         the Board.  At such meetings the

                         Operating Agent shall present

                         information concerning plant

                         performance, the status and condition of

                         Each Plant, including review of the

                         problem status reports, and new capital

                         projects, to convey an overview of Each

                         Plant and its operations and to address

                         items on the agenda for the meeting of

                         the Board.  The Operating Agent will

                         inform the Board of events which are

                         affecting or may affect the availability

                         of any unit at Each Plant.



                    10)  Responses to Participant Inquiries - In

                         addition to the obligations of the

                         Operating Agent to provide the

                         information and access as explicitly

                         required herein, the Operating Agent

                         will respond to reasonable written

                         requests from any Participant for
                         information not otherwise provided

                         pursuant to this Agreement regarding

                         Nuclear Operating Services for Each

                         Plant.  The Operating Agent will

                         designate a person to be responsible for

                         being responsive to inquiries from the

                         Participants.



                    11)  Incentive Compensation Plan - Operating

                         Agent shall provide to each member of

                         the Board a copy of the incentive

                         compensation plan for its employees

                         described in Section 2.7.1 of the

                         Nuclear Operating Agreement and, with

                         respect to each amendment or revision of

                         such plan, Operating Agent shall

                         consider any comments as may be offered

                         by the Board or such member respecting

                         such plan, but shall have full authority

                         to implement such plan when in its sole

                         discretion it decides it is appropriate

                         to do so.



Notwithstanding any other provision of this Agreement, the

Operating Agent shall not provide copies of or access to

Safeguards Information, as defined in 10 CFR Section 73.2, to any








member of the Board, or to any Participant or its employees,

agents or contractors unless the Operating Agent is reasonably assured that the provision of such copies or access will not violate 10 CFR Section 73.21 and the person receiving such copies or access can and will comply with paragraphs (b) through (i) of 10

CFR Section 73.21.  Information supplied to any member under this

Agreement shall not be used in any manner that (a) would

compromise any part of the safeguards plan for Each Plant, or (b)

would be in contravention of applicable governmental regulations.

Information requested by a Participant may not be refused on the grounds that a vendor, contractor or consultant claims such

information to be proprietary if such Participant agrees to

execute an agreement satisfactory to any such vendor, contractor or consultant to protect such information from unwarranted

disclosure.



          5.1.2     Formal Non-routine Information.  Information

                    in this category which is time sensitive and

                    shall be promptly provided by the Operating

                    Agent to the Participants includes:

                    information on work disruptions or stoppages,

                    and Notices of an Unusual Event, Alert, Site

                    Area Emergency, or General Emergency (as such

                    terms are defined in the emergency plan for

                    Each Plant).  The Operating Agent shall also

                    inform the Participants and the dispatcher of the power and energy generated by Each Plant as soon as practical, or in accordance with

                    guidelines acceptable to the Nuclear Managing

                    Board, after the occurrence at Each Plant of

                    any unplanned outage of a unit, any

                    significant extension of a planned unit

                    outage, any unplanned reduction in the

                    capacity of a unit for an extended period, or

                    any event or regulatory action which may

                    substantially affect the operation of Each

                    Plant.  Information in this category also

                    includes informal reports concerning events

                    which the Operating Agent believes may result

                    in public interest or may lead to inquiries

                    to Participants by members of the public, and

                    news releases issued by the Participants'

                    Agent, the Operating Agent or the Nuclear

                    Services Contractor.



                    Southern Nuclear shall inform the Nuclear

                    Managing Board of any plan to change the

                    organizational structure of Southern Nuclear

                    to the extent that such change in any way

                    effects the Southern Nuclear personnel who

                    are dedicated to Each Plant and will consider

                    any comments made by the Board, or any member of the Board, respecting such plans, but shall have full authority to implement such

                    plans when in its sole discretion it decides

                    it is appropriate to do so.



                    Southern Nuclear shall also inform the

                    Managing Board of any plans to replace (1)

                    the individual occupying the position of

                    General Manager of Each Plant on the

                    effective date of the Nuclear Operating

                    Agreement, and the successors of such

                    replacement, and (2) any Southern Nuclear

                    officer having responsibility, on the

                    effective date of the Nuclear Operating

                    Agreement, for only Plant Hatch, only Plant

                    Vogtle, or only Plants Hatch and Vogtle, and

                    the successors of such replacement.  The

                    Managing Board shall review and the Board, or

                    any member of the Board, may provide input to

                    Southern Nuclear prior to the replacement of

                    such individuals and shall be afforded

                    access, on request, to Southern Nuclear's

                    chief executive and senior nuclear operations

                    officers and the Board of Directors or any of

                    them; provided, however, that Southern

                    Nuclear shall have full authority, in its sole discretion, to make such replacements as it deems appropriate following such review,

                    input and access by the Board; and provided

                    further that such review, input and access

                    shall not be required with respect to any

                    replacement made on a temporary or interim

                    basis to fill any vacancy which arises as a

                    result of any occurrence (e.g., injury,

                    promotion, dismissal or resignation).



          5.1.3     Informal Information.  Information in this

                    category includes informal communications

                    between representatives of any Participant

                    and the Operating Agent's employees of a

                    general nature and access by such

                    representatives to routine reports and

                    records on plant operations and conditions

                    that are normally readily available at Each

                    Plant.



     5.2   Access to Plant Hatch and Plant Vogtle.



          5.2.1     Each Participant shall be given the

                    opportunity to have a reasonable number of

                    representatives located at Each Plant ("Site

                    Representatives") for the purpose of
                    observing and reporting to such Participant

                    on plant conditions and activities.

                    Reasonable office space and facilities will

                    be made available to such Site

                    Representatives.  If a Participant elects to

                    place representatives on site, such

                    Participant will re-evaluate periodically the

                    need for such onsite representation, and if

                    the Participant determines that there is no

                    longer a need for such onsite representation,

                    the Participant will suspend its onsite

                    representation.



          5.2.2     It is a mutual objective of the parties to

                    create and maintain a harmonious working

                    environment so that plant management

                    attention is not diverted from the

                    responsibilities of safe and efficient

                    operations of the plant.  Since a Participant

                    can unilaterally exercise its right to have a

                    reasonable number of Site Representatives at

                    Each Plant, it shall be the duty of any

                    Participant that exercises such right to

                    assure that each of its Site Representatives

                    shall cooperate fully with plant management

                    in achieving such mutual objective. In the event that plant management reasonably considers that the conduct of any Site

                    Representative is not conducive to achieving

                    such mutual objective, the Operating Agent

                    may bring such matters to the attention of

                    the management of the Participant which has

                    designated such Site Representative and

                    request that appropriate measures be taken by

                    such Participant to achieve such mutual

                    objective.  The management of such

                    Participant in response to any such request

                    shall thereupon take such measures, including

                    at its discretion replacement of such Site

                    Representative, as it deems appropriate to

                    achieve such mutual objective.  If issues of

                    a continuing nature arise involving any Site

                    Representative, the Managing Board will

                    review the circumstances and make

                    recommendations as appropriate to the Site

                    Representative's Participant or to the

                    Operating Agent.



          5.2.3     As a matter of professional respect and

                    courtesy, and in order to promote good

                    relations with the personnel on site, Site

                    Representatives of any Participant will be invited to attend educational, professional and recreational functions at Each Plant.  In

                    order to assure that they are kept informed

                    about management activities, Site

                    Representatives will be provided copies of

                    daily, weekly and monthly reports on plant

                    operations that are routinely distributed to

                    all plant management level personnel.  Upon

                    initial assignment, a new Site Representative

                    will be invited by the plant manager to

                    attend as an observer, one of each type of

                    routine management meetings, except those

                    devoted to personnel matters and staff

                    working meetings involving conflict

                    resolution activities where Site

                    Representative presence would be obviously

                    inappropriate that may be held on site,

                    including without limitation meetings of any

                    oversight group such as the Plant Review

                    Board, Independent Safety Engineering Group,

                    Safety Review Board and ALARA Committee.

                    Thereafter, such Site Representative may

                    attend any meeting other than (i) such

                    personnel or conflict resolving meetings, and

                    (ii) any other meetings that the General

                    Manager at Each Plant or his senior
                    management shall reasonably request such Site

                    Representative not attend.  If the management

                    of the Participant represented by Site

                    Representatives disagrees that the closure of

                    meetings or types of meetings was reasonable,

                    then the management of such Participant may

                    request the management of the Operating Agent

                    to review the matter.  If the management of

                    the Operating Agent concludes that the

                    closure of such meetings was not based on

                    reasonable grounds, the Participant's Site

                    Representative shall be permitted to attend

                    such meetings.  If the management of the

                    Operating Agent concludes that the closure

                    was reasonable, and the management of such

                    Participant still disagrees, the matter may

                    be referred to the Managing Board for review

                    and recommendations.



          5.2.4     Any Participant shall have the additional

                    right to have its representatives and guests

                    visit Each Plant, with prior approval of the

                    Operating Agent, to tour the facilities and

                    observe plant activities; provided that such

                    visit and tour will not interfere with the

                    operation of the plant, plant safety, or security. Such representatives and guests shall comply with all applicable rules and

                    regulations in effect at the plant whether

                    imposed by Governmental Authority or by the

                    Operating Agent.



     5.3   Management Audits.  Each Participant shall have the

right to conduct management audits, at its own cost, of the

performance of the Participants' Agent, the Operating Agent and

the Nuclear Services Contractor either by such Participant's own officers and employees or by its duly authorized agents or

representatives, including without limitation any auditor

utilized by such Participant, or any nationally recognized

accounting firm designated by such Participant or by the

Administrator of the Rural Electrification Administration.  The

Participants' Agent, the Operating Agent and the Nuclear Services

Contractor shall cooperate with such Participant in the conduct of such audits and, subject to the applicable regulations of the

NRC and the requirements of vendors, give such Participant's representatives reasonable access to all contracts, records, and other documents relating to Each Plant.  Following any such

management audit, the Participants' Agent, the Operating Agent or the Nuclear Services Contractor shall respond to the findings of such audit if requested to do so by such Participant.  Management audits by individual Participants shall be coordinated and scheduled through the Participants' Agent so as to minimize the number of audits required.



     5.4   Cost Audits.  In addition to the right to conduct

management audits pursuant to Section 5.3 hereof, each

Participant shall have the right to conduct, at its own expense,

audits of the costs of Agency Functions, Operation and

Maintenance Services, New Investment Services and Fuel Services

and any other costs charged to and paid by such Participant.  To enable each Participant to conduct such audits, the Participants'

Agent, the Operating Agent and the Nuclear Services Contractor

will provide, during normal business hours and subject to

conditions consistent with the conduct by the Participants'

Agent, the Operating Agent and the Nuclear Services Contractor of

their respective responsibilities, any Participant, its officers,

employees, agents or representatives, including without

limitation any auditor utilized by such Participant, or any

nationally recognized accounting firm designated by such

Participant or by the Administrator of the Rural Electrification

Administration, with access to books, records, and other

documents of the Participants' Agent, the Operating Agent and the

Nuclear Services Contractor related to their respective

performance (including, without limitation, all Services Plans,

the Nuclear Interface Procedure and agreements between Southern

Nuclear and any of its affiliates, and any amendments to the foregoing) and, upon such Participant's reasonable request, copies thereof, which set forth (a) costs applicable to Operation and Maintenance Services, New Investment Services, Fuel Services,

and other costs for Each Plant to the extent necessary to enable the auditors of such Participant to verify that the costs have been properly billed to the Participants' Agent or to such

Participant pursuant to the provisions of applicable agreements,

and (b) matters relating to the design, construction and

operation and retirement of Each Plant in proceedings before any

Governmental Authority having jurisdiction.



     5.5   Civil Penalties and Meetings.  In each case when a

civil penalty is assessed against the Operating Agent, the

Operating Agent shall provide the members of the Nuclear Managing

Board with a description of the violation, the root cause

determination of the violation, and the corrective action taken and to be taken to avoid repeat violations.  The Board upon its request will be provided the opportunity to meet with the

Operating Agent's chief executive and senior nuclear operations officers, the Board of Directors or both.  The Operating Agent will provide for the Board to meet on the Board's request with the Board of Directors of the Nuclear Services Contractor.



                            ARTICLE VI



     6.0   Recovery of Costs.  Any costs incurred by Southern

Nuclear as the Operating Agent that would have been recoverable from the Participants by GPC under any applicable Participation

Agreement shall be recoverable from the Participants subject to the rights of the Participants under such agreement to audit and contest such costs incurred by Southern Nuclear and all remedies provided therein shall be available in the event any Participant shall default in the payment of such costs.



                           ARTICLE VII



     7.0   Relation To Existing Agreements.  This Agreement, the

Nuclear Services Agreement and the Nuclear Operating Agreement

are not intended to nor do they modify, amend, or terminate any of the Participation Agreements and do not otherwise alter or impact rights and obligations of the Participants under any such agreements, including, without limitation, the obligations to make payments; the remedies for defaults; the authority and

obligation to insure Each Plant; the authority to establish

levels of output, to schedule and meter output; entitlements to output; authority to establish retirement dates for Each Plant;

authority to repair (following substantial damage or

destruction), replace or make additions to Each Plant; the

authority to salvage, dispose and decommission Each Plant; the property rights established by the applicable Participation

Agreements; and GPC's responsibility and authority as agent of the Participants under such agreements.  Specifically, nothing in this Agreement or the Nuclear Services Agreement or the Nuclear

Operating Agreement or any other contract between GPC and

Southern Nuclear shall be construed or applied to impair GPC's capacity to carry out its Agency Functions or to diminish or add to (i) the liabilities of GPC, or (ii) the remedies of OPC, MEAG and Dalton or any of them established by any of the several

Participation Agreements.  Therefore, the acts or omissions of employees of Southern Nuclear, including without limitation acts or omissions which constitute a breach of the Nuclear Services

Agreement or the Nuclear Operating Agreement, as the case may be,

shall be deemed to be, and treated as though they were, acts and omissions of employees of GPC and subject to (i) the same

defenses which GPC would have under applicable laws respecting acts and omissions of its employees, and (ii) the same defenses as GPC may have or remedies that OPC, MEAG or Dalton have under the Participation Agreements that would have been applicable if such acts or omissions had been performed by employees of GPC.

Nevertheless, so long as they are in effect, the audit,

observation and information provisions herein and the budget and plan review and approval procedures contained herein shall

supersede the equivalent provisions of and procedures established by the Participation Agreements.  Accordingly, the Participants

agree that the provisions hereof supersede the following sections of the following agreements:



     1) Edwin I. Hatch Nuclear Plant Agreement of Construction dated as of August 27, 1976 between GPC and MEAG, as heretofore amended: Sections 2(h), 2(n), 3(c) and 3(f);

     2) Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership , Participation Agreement dated as of August 27, 1976 among GPC, OEMC, MEAG and Dalton, as heretofore amended: Sections 4(d), 5(e), and 9(m);

     3) Alvin W. Vogtle Nuclear Units Numbers One and Two Operating Agreement dated as of August 27, 1976 among GPC, OEMC, MEAG and Dalton, as heretofore or hereafter amended: Sections 3(c) (other than the last sentence thereof) 3(e), 3(k), 4(e), and 7(n).


For as long as they are in effect, the provisions herein

respecting Fuel Plans and Fuel Budgets, qualify and take

precedence over The Edwin I. Hatch Nuclear Plant Purchase and

Ownership Participation Agreement, dated as of January 6, 1975,

between GPC and OEMC, as heretofore amended: Section 5(i).  For as long as they are in effect, the provisions herein respecting agreements and contracts between the Participants' Agent and the

Nuclear Services Contractor and between the Participants' Agent and the Operating Agent qualify and take precedence over the following:



     The Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement, dated as of January 6, 1975, between GPC and OEMC, as heretofore amended: Section 5(c) insofar as it authorizes GPC to contract with itself or any of its affiliates;

     The Edwin I. Hatch Nuclear Plant Operating Agreement, dated as of January 6, 1975, between GPC and OEMC, as heretofore, amended: Section l(d) insofar as it authorized GPC to contract with itself or any of its affiliates;

     The Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between Georgia Power Company and Municipal Electric Authority of Georgia dated as of August 27, 1976 as heretofore amended: Section 5(c) insofar as it authorizes GPC to contract with itself or any of its affiliates;

     The Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and Municipal Electric Authority of Georgia, dated as of August 27, 1976 as heretofore amended:
     Section l(d) insofar as it authorizes GPC to contract with itself or any of its affiliates;

     The Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement between Georgia Power Company and City of Dalton, Georgia dated as of August 27, 1976 as heretofore amended: Section 5(c) insofar as it authorizes GPC to contract with itself or any of its affiliates;

     The Edwin I. Hatch Nuclear Plant Operating Agreement between Georgia Power Company and City of Dalton, Georgia dated as of August 27, 1976 as heretofore amended: Section i(d) insofar as it authorizes GPC to contract with itself or any of its affiliates;

     The Alvin W. Vogtle Nuclear Unit Numbers One and Two
     Purchase and Ownership Participation Agreement, dated as of August 27, 1976, among GPC, OEMC, MEAG and Dalton, as heretofore amended: Section 4(b)(v); and

     The Alvin W. Vogtle Nuclear Units Numbers One and Two
     Operating Agreement, dated as of August 27, 1976, among GPC,
     OEMC, MEAG and Dalton, as heretofore amended: Section 2(b).


     No portion of any costs paid by GPC to the Nuclear Services

Contractor pursuant to the indemnification provision of the

Nuclear Services Agreement or to the Operating Agent pursuant to the Nuclear Operating Agreement as a result of a judgment of any court with competent jurisdiction against the Nuclear Services

Contractor or the Operating Agent, as the case may be, for any breach of its no adverse distinction obligations under the

Nuclear Services Agreement or the Nuclear Operating Agreement,

respectively, shall be recoverable from OPC, MEAG and Dalton.

     No portion of any payment made by GPC to Southern Nuclear

for costs incurred by Southern Nuclear for participation in

industry groups shall be payable by OPC, MEAG or Dalton unless such participation costs when incurred were reasonably expected to yield a present or future benefit, whether direct, indirect,

general or specific, to Plant Hatch or Plant Vogtle, or both.

                           ARTICLE VIII



     8.0   Term, Termination, and Effective Date.  Subject to

Section 9.1 hereof, this Amended and Restated Nuclear Managing

Board Agreement shall become effective upon the issuance by the

NRC of amendments to the operating licenses for Each Plant in order to add Southern Nuclear to such licenses and to designate

Southern Nuclear as the exclusive operating licensee of Each

Plant and, unless terminated earlier as provided herein, shall end on June 28, 2014; provided, however, that the term of this

Agreement shall be extended after June 28, 2014, from year to year in a fashion coextensive with the continuation of Agency

Functions under any of the applicable Participation Agreements and any successor agreements.



     This Agreement shall be in full force and effect until the expiration of its term as set forth above or until:

     1)   it has been superseded by a subsequent agreement; or

     2)   any Participant gives the other Participants ten years

advance written notice of its desire to terminate this Agreement,

but no such termination shall be effective before July 1, 2009;

or

     3)   upon termination of the Participation Agreements, if

prior to June 28, 2014.



                            ARTICLE IX



     9.0   Miscellaneous.



     9.1   Required Approvals.  Notwithstanding anything in this

Agreement to the contrary, this Agreement shall have no force and effect until (i) it is approved by the Administrator of the Rural

Electrification Administration unless such Administrator rules that his approval is not required by law; and (ii) it is approved by the Trustee under each MEAG bond resolution pursuant to which

MEAG's interests in Each Plant has been financed.



     9.2   Further Assurances.  From time to time the

Participants will execute such instruments, upon the request of another Participant, as may be necessary or appropriate to carry out the intent of this Agreement.



     9.3   Governing Law.  The validity, interpretation, and

performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia.



     9.4   Notice.  Any notice, request, consent or other

communication permitted or required by this Agreement shall be in writing and shall be deemed given when deposited in the United

States Mail, first class postage prepaid, and if given to GPC shall be addressed to:

                         Georgia Power Company
                         333 Piedmont Avenue, N.E.
                         Atlanta, Georgia 30308
                         Attention: President

and if given to Oglethorpe shall be addressed to:

                         Oglethorpe Power Corporation
                         2100 East Exchange Place
                         P.O. Box 1349
                         Tucker, Georgia 30085-1349
                         Attention: President and Chief
                                    Executive Officer

and if given to MEAG shall be addressed to:

                         Municipal Electric Authority of Georgia
                         1470 Riveredge Parkway, N.W.
                         Atlanta, Georgia 30328
                         Attention: President and General Manager

and if given to Dalton shall be addressed to:

                         The City of Dalton, Georgia
                         P.O. Box 869
                         Dalton, Georgia 30720
                         Attention: Chairman, Utilities
                                    Commission

and if given to Southern Nuclear shall be addressed to:

                         Southern Nuclear Operating Company, Inc.
                         P. O. Box 1299
                         40 Inverness Center Parkway
                         Birmingham, Alabama 35201
                         Attention: President


unless a different address shall have been designated by the respective Participant by notice in writing.

     9.5   Section Headings Not To Affect Meaning.  The

descriptive headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms and provisions

thereof.



     9.6   Time of Essence.  Time is of the essence of this

Agreement.



     9.7   Amendments.  This Agreement may be amended by and only

by a written instrument duly executed by each of the

Participants.



     9.8   Successors and Assigns.  This Agreement shall inure to

the benefit of and be binding upon each of the Participants and its respective successors and assigns.



     9.9   Counterparts.  This Agreement may be executed

simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



     9.10  Computation of Percentage Undivided Ownership

Interest.  Except as may be provided by any Participation

Agreement and notwithstanding any other provision of this

Agreement, whenever, pursuant to any provision of the Agreement, any action is required to be agreed to or taken by the Nuclear

Managing Board or the Participants as to Each Plant (i) only those Participants not in default in the payment of any amounts

(together with interest, if appropriate) required under any

provisions of any applicable Participation Agreement at the time such action is to be agreed to or taken shall have the right to participate in such agreement or the taking of such action, and

(ii) wherever it is provided in this Agreement for approval or disapproval by Requisite Owner Action, the approval or

disapproval, as the case may be, of those Participants not in default which collectively own Undivided Ownership Interests in the aggregate proportion of not less than 85 percent of the sum of the Undivided Ownership Interests of all non-defaulting

Participants shall be required.



     9.11  Several Agreements.  Notwithstanding anything to the contrary set forth herein, the agreements and obligations of the

Participants set forth in this Agreement shall be the several,

not the joint, agreements and obligations of the Participants.



     9.12  Confidentiality.  Realizing that publication of

information furnished hereunder by one Participant to the others may detrimentally affect the furnishing Participant, the

Participants pledge to each other to keep confidential all such information furnished and bearing the legend "Proprietary

Information" except with the written consent of the furnishing

Participant or except when otherwise required by Governmental

Authorities, including without limitation the Rural

Electrification Administration, having appropriate jurisdiction.

In the furtherance of this understanding, the receiving

Participant shall obtain, and provide to the furnishing party, a written pledge to this effect from non-member employees, agents and other representatives to whom such data is disclosed and, if such non-member is not a full-time, salaried employee of a

Participant, from such non-member's employer.  At the specific request of the other party, the disclosing party will endeavor to secure the agreement of such Governmental Authority to maintain specified portions of such information in confidence.  Public dissemination of information by the furnishing Participant before or after it is furnished shall constitute a termination of the confidentiality requirement as to that specific information.



     9.13  Effect on Joint Committee Agreement.  As of the

effective date of this Agreement and while this Agreement is in effect, this Agreement shall supersede the Joint Committee

Agreement, as amended, with respect to all matters affecting

Plant Hatch or Plant Vogtle.



     9.14  Arbitration.  In the event a dispute arises among the

Participants with respect to the implementation of this Agreement and the members of the Nuclear Managing Board and the chief

executive officers of the respective Participants cannot agree upon a solution, then any Participant may at its option call for the submittal of any such dispute to non-binding arbitration in accordance with the following procedures:



           9.14.1   The Participant calling for arbitration shall

                    give written notice to all other

                    Participants, setting forth in such notice in

                    adequate detail the nature of the dispute,

                    the amount or amounts, if any, involved in

                    such dispute, and the recommendation sought

                    by such arbitration proceedings, and, within

                    twenty days from receipt of such notice, any

                    other Participant may, by written response to

                    the first Participant and all other

                    Participants, submit its statement of the

                    matter at issue and set forth in adequate

                    detail additional related matters or issues

                    to be arbitrated.  Thereafter, the

                    Participant first submitting its notice of

                    the matter at issue shall have ten days in

                    which to submit a written rebuttal statement,

                    copies of which shall be given to all other

                    Participants.  Within forty days following

                    delivery of the written notice pursuant to

                    Section 9.14.1 hereof, the Nuclear Managing

                    Board shall meet for the purpose of selecting arbitrators. Each member of the Board shall designate one arbitrator (hereinafter

                    "Designated Arbitrator").  The Designated

                    Arbitrators shall meet within twenty days

                    following their designation and shall select

                    an additional independent arbitrator

                    (hereinafter the "Independent Arbitrator").

                    If the Designated Arbitrators shall fail to

                    select an Independent Arbitrator within said

                    twenty day period, then the Designated

                    Arbitrators shall request from the American

                    Arbitration Association (or a similar

                    organization if the American Arbitration

                    Association should not at the time exist) a

                    list of arbitrators who are qualified and

                    eligible to serve as hereinafter provided.

                    The Designated Arbitrators selected by the

                    Participants shall take turns striking names

                    from the list of arbitrators furnished by the

                    American Arbitration Association, and the

                    last name remaining on said list shall be the

                    Independent Arbitrator.  The Independent

                    Arbitrator shall be a person skilled and

                    experienced in the field which gives rise to

                    the dispute, and no person shall be eligible

                    for appointment as the Independent Arbitrator who is an officer, employee, or agent of any of the parties or any affiliate of any of the

                    parties to the dispute or is otherwise

                    interested in the matter to be arbitrated.



           9.14.2   Except as otherwise provided in this Section

                    9.14, the arbitration shall be governed by

                    the rules and practice of the American

                    Arbitration Association (or the rules and

                    practice of a similar organization if the

                    American Arbitration Association should not

                    at that time exist) from time to time in

                    force, except that if such rules and

                    practice, as modified herein, shall conflict

                    with state or Federal law then in force which

                    are specifically applicable to such

                    arbitration proceedings, such law shall

                    govern.



           9.14.3   The arbitrators shall hear evidence submitted

                    by the respective Participants and the

                    Independent Arbitrator may call for

                    additional information, which additional

                    information shall be furnished by the

                    Participant having such information.  The

                    recommendation of the arbitrators respecting the dispute shall be determined by the

                    Independent Arbitrator with the concurrence

                    of not less than one of the Designated

                    Arbitrators if there are only two of them or

                    two of the Designated Arbitrators if there

                    are more than two of them.



           9.14.4   The recommendation of the arbitrators shall

                    not be binding upon the Nuclear Managing

                    Board or the Participants, nor shall the

                    participation of any member of the Board or

                    any Participant in the arbitration be deemed

                    to constitute a waiver of any right,

                    authority, obligation or remedy of such

                    Participant, under this Agreement or any

                    Participation Agreement.



           9.14.5   Costs incurred by all of the arbitrators in

                    conduct of any arbitration and the

                    compensation paid to the Independent

                    Arbitrator shall be paid as follows:



                    1)   In the event the recommendations of the

                         Independent Arbitrator are adverse to

                         the Participant or Participants that

                         initiated the arbitration then all of


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                         such costs and compensation shall be

                         paid by such Participant or

                         Participants; provided that if two or

                         more Participants have joined in the

                         initiation of such arbitration, they

                         shall share in the payment of such costs

                         and compensation as they shall agree.



                    2)   In the event the recommendations of the

                         Independent Arbitrator are favorable to

                         the Participant or Participants that

                         initiated the arbitration, then each of

                         the Participants that would be affected

                         by the implementation of such

                         recommendations shall pay a

                         proportionate share of such costs equal

                         to its joint ownership share in Each

                         Plant divided by sum of the joint

                         ownership shares in Each Plant of all

                         Participants that are so affected.



           9.14.6   All costs incurred by any Participant in

                    participating in any arbitration shall be

                    borne and paid by such Participant without

                    recourse against any other Participant,

                    except in the event that the Independent


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                    Arbitrator shall find that any claim of the

                    Participant or Participants that initiated

                    such claim was frivolous or totally without

                    merit, then such initiating Participant or

                    Participants shall reimburse each other

                    Participant for its costs reasonably incurred

                    in its defense against such claim.



           9.14.7   No arbitration shall delay performance in

                    accordance with the Nuclear Operating

                    Agreement, any Participation Agreement, this

                    Agreement or any successor agreements with

                    respect to Plant Hatch or Plant Vogtle, or

                    otherwise affect rights arising under any

                    such agreements.



     9.15  Accounting Methodology.  The agreements reached by the

Joint Committee, as reflected in (i) the minutes of the Joint

Committee meetings held on August 2, 1984, respecting the

methodology for computing GPC's A&G expenses, and on April 18,

1983 and April 15, 1985, respecting the 180-Day Rule, (ii) the minutes of the Joint Subcommittee for Finance and Accounting meeting held November 13, 1986, respecting billing methodology for nuclear fines, (iii) the minutes of the Joint Subcommittee for Power Generation meeting on February 27, 1988, respecting

Joint Owners Revenue Allocations and Plant Hatch inventory


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accounting methodology, (iv) the January 18, 1990, revision to the A&G methodology, (v) the May 8, 1979, Compromise and

Settlement Agreement between GPC and MEAG, and (vi) the minutes of the Joint Subcommittee for Finance and Accounting meeting on

February 12, 1991, respecting A&G methodology, all of which shall remain in effect insofar as they apply to Plant Hatch or Plant

Vogtle until such time as such agreements shall be amended,

modified or revoked by the Board, or by GPC and the effected

Participants, as appropriate.



     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed by their respective duly authorized officers and their respective seals to be affixed as of the day and year first above written.

                              GEORGIA POWER COMPANY


                              By:________________________
Attest:                       Its:_______________________

_______________________
Secretary


                              OGLETHORPE POWER CORPORATION


                              By:________________________
Attest:                       Its:_______________________

_______________________
Secretary







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                              MUNICIPAL ELECTRIC AUTHORITY OF
                              GEORGIA


                              By:________________________
Attest:                       Its:_______________________

_______________________
Secretary


                              CITY OF DALTON, GEORGIA


                              By:________________________
Attest:                       Its:_______________________

_______________________
Clerk


                              BOARD OF WATER, LIGHT AND SINKING
                              FUND COMMISSIONERS


                              By:________________________
Attest:                       Its:_______________________

_______________________
Clerk























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                           APPENDIX "A"


             STANDARDIZED GUIDELINES FOR MAINTENANCE
                  AND REFUELING OUTAGE SCHEDULES


     On or before August 15 of each calendar year, the Operating

Agent shall prepare and submit to each Participant a written scheduled outage plan for each unit of Each Plant to be used in the Fuel Optimization and Evaluation System process for the

ensuing five calendar years.



     Each plan shall describe in reasonable detail the estimated time and duration of each outage.



     Should any major changes be made to the maintenance and

refueling schedules within a calendar year, the Operating Agent shall provide each Participant with a revised schedule.



                   STANDARDIZED GUIDELINES FOR
                     ENERGY ESTIMATES BY UNIT


     On or before August 15 of each calendar year, the Operating

Agent shall prepare and submit to each Participant a written energy estimate for each unit of Each Plant as currently

presented in the energy budget.  This energy estimate shall be for the ensuing five calendar years for such units.  The energy estimate shall project the estimated operating level of each unit during such period based on economic dispatch.  The estimate will be developed utilizing the best available data at the time.

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              STANDARDIZED GUIDELINES FOR OPERATION
                      AND MAINTENANCE BUDGET



     On or before August 15 of each calendar year, the Operating

Agent shall prepare and submit to each Participant a written budget estimate of the costs of Operation and Maintenance

Services (other than fuel) anticipated to be incurred for the ensuing five calendar years for each unit of Each Plant.  Each budget estimate shall contain those expected costs which are anticipated to be chargeable, under the terms of one or more of the Participation Agreements, to such units including outage costs.  Each budget also shall separately identify those costs which are anticipated to be incurred by Southern Nuclear pursuant to agreements with any of its affiliates.  Each budget estimate to be submitted under this subsection shall be based on

information reasonably available.



     Each budget shall be supported by detail reasonably adequate for the purpose of each party's review thereof and shall be

formatted such that for the next calendar year each month's

estimated costs are listed by applicable FERC account numbers.



     In addition, a report on materials and supplies purchases

should be provided for the next calendar year.







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        STANDARDIZED GUIDELINES FOR NEW INVESTMENT BUDGETS



     On or before August 15 of each calendar year, the Operating

Agent shall prepare and submit to each Participant of such

jointly-owned plants and associated switchyards a written budget estimate of the costs of New Investment Services (other than nuclear fuel) anticipated to be incurred during the next calendar year at such plant.  Also to be included in the New Investment

Budget estimate are any associated projects which may be charged to a Participant on the basis of its ownership pursuant to one or more of the Participation Agreements.  This budget estimate is to consist of project expenditure ("PE") sheets for each project and a FERC distribution table for each PE.  For the five-year

forecast period, a summary of estimates of capital expenditures and retirements will be provided.



     Each budget estimate to be submitted under this subsection shall be based on information reasonably available.  Each budget estimate shall be supported by detail reasonably adequate for the purpose of each party's review thereof.  The budget shall be formatted such that each month's estimated costs are listed by applicable FERC account number.










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              STANDARDIZED GUIDELINES FOR FUEL PLANS



     On or before September 15 of each calendar year, the

Operating Agent shall prepare and submit to each of the

Participants a ten-year fuel management plan for each unit of

Each Plant.  Each Fuel Plan shall describe in reasonable detail each action or contemplated action and payment and the dates thereof, core usage and design burnup, estimated fueling dates and the energy expected to be generated by each unit for each fuel period of the Fuel Plan, a cash flow analysis of forecasted expenditures and credits for each Participant for each major component of the fuel cycle by years, for the ten-year period covered by the Fuel Plan, and cash flow by months for the first five years of such ten-year plan period.  The Operating Agent may amend the Fuel Plan from time to time as it deems appropriate and shall deliver to each of the Participants a copy of such amended

Fuel Plan.



     A narrative of expected activity for the ensuing calendar

year at Plants Hatch and Vogtle should be provided.














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